UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KOOLBRIDGE SOLAR, INC.
(Name of small business issuer in our charter)

North Carolina	1711	46-3818931
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

710-B WAYNICK BOULEVARD WRIGHTSVILLE BEACH, NC	28480-2131
(Address of principal executive offices)	(Zip Code)

J. Phillips L. Johnston, J.D.

1912 Eastchester Drive

Suite 106-G

High Point, NC 27265

336-887-4640 (o)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [2]
Common Stock offered by the Selling Stockholders [3]	2,535,000	$1.00	$2,535,000	$256.00

_______________________

(1) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(2) Calculated under Section 6(b) of the Securities Act of 1933 as .0001007 of the aggregate offering price.

(3) Represents shares of the registrant's common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

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PROSPECTUS – SUBJECT TO COMPLETION DATED APRIL 29, 2016

Koolbridge Solar, Inc.

2,535,000 Shares of Common Stock

Selling shareholders are offering up to 2,535,000 shares of common stock. The selling shareholders will offer their shares at $1.00 per share until our shares are quoted on the OTCQB and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. The net proceeds that will be received by the selling shareholders on an aggregate basis are $2,535,000, assuming all shares are sold at $1.00 per share. We will not receive any proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTCQB. There is no guarantee that our securities will ever trade on the OTCQB or on any listed exchange.

We are an "emerging growth company" as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _________________ , 2016.

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SUMMARY INFORMATION

You should carefully read all information in this prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Koolbridge Solar, Inc., or the "Company," is a North Carolina corporation formed on July 26, 2013. Our principal executive office is located at 710-B Waynick Boulevard, Wrightsville Beach, NC 28480. Telephone: 910-274-4760.

Business

Koolbridge Solar, Inc. designs, develops and will sell electrical products that allow solar energy to be integrated into homes in a manner which we believe will be more efficient and economical, potentially reducing energy bills, providing greater energy supply reliability, and promoting clean energy.

Our first product will be the Smart Load Center which is designed to allow a customer with solar power to use both solar and utility based energy in a complimentary fashion. The Smart Load Center maximizes the use of solar energy when the sun is shining and only pulls power from the electrical power grid when solar energy, either direct or from stored backup battery systems, is not available. Our patent and patent-pending technology includes a microcontroller inside the Smart Load Center that uses algorithms designed to keep the electricity flowing seamlessly, especially during grid outages, and maximizes the cost savings for the consumer. It manages the homeowner's energy usage down to the individual circuit breaker level. It also provides data to the homeowner as to where and when energy is being utilized throughout the home.

In the future, we intend for the Smart Load Center to know where smart appliances are located and communicate with them. For example, when there is ample solar energy available, the Smart Load Center will begin the process of starting a dishwasher or clothes dryer. If solar energy is not available and the home is utilizing power from the grid, the Smart Load Center will not start any appliance until the grid power is at its absolute lowest cost of the day, or wait until solar power is available. This feature is designed not only to save money for the homeowner but also to help the utility by not turning on appliances with heavy electrical draw during high demand periods.

Our Smart Load Center is a solar and utility energy smart breaker box that can automatically select the use of utility power or solar-derived power independently for each of a number of circuit breakers in a panel box based on our proprietary algorithms. The automatic power source selection is made by a microcontroller that uses our proprietary algorithms to switch each electrical circuit based upon:

•	Availability of utility and solar power;

•	Preset user priorities;

•	Battery charge status;

•	Time of day;

•	Instantaneous consumption; and

•	Historical consumption patterns.

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The Smart Load Center™ is currently under development and expected to be ready to sell in the first quarter of 2017. Although ultimately we believe that we can sell to residential, commercial, and solar farm customers, initially we will focus on the U.S. residential customers with solar power generating installations.

We currently have an agreement with Dr. Paul Dent, Consultant and Director, to use three US patents granted and nine other US patent applications and three international patents filed on the technology developed, some of which is used in the Smart Load Center. One international patent filed includes Smart Appliance Communication and Addressable Electrical Outlets. Under the Agreement, we have the right to acquire, and use while we are in the process of acquiring, these patents and patent applications and any future technology for "Solar Energy Systems and Devices" [a term undefined in the agreement] developed by Dr. Dent during the term of the Agreement. The Agreement, described in detail in "Business" below, contains other terms and conditions and circumstances under which we would lose the rights to use this technology. See also, "Risk Factors."

Product Status

In order to have a final, assembled and ready to sell initial Smart Load Center, we first need to complete our prototypes and product samples, software, user interface, and communications port. We then need to submit the prototype for testing for UL Listing. Once we receive UL Listing, we will secure agreements with third party assemblers and parts suppliers and start making our product. These steps are described in more detail in "Business." Assuming we do not encounter any currently unanticipated obstacles to completing these tasks, we estimate that we will be able to begin to sell our products in early 2017.

Intellectual Property

We have an Agreement dated May 15, 2014, amended June 1, 2015, for Sale of Intellectual Property and R&D Co-Operation in the Field of Solar Energy Systems and Devices with Paul W. Dent, our Founder and Director. We agreed to buy from Dent for the sum of $1,000,000 substantially all rights in all patents arising from certain US Patent Applications related to our products. The Agreement and the patents and other intellectual property covered by the Agreement are described in detail in "Business," below.

Financial Resources

As of March 31, 2016, Koolbridge Solar has approximately $523,000 in cash in its bank account. Since our inception of July 26, 2013 to December 31, 2015, we have spent $722,568 on the organization of our business and the development of our initial product and planned future activities.

We anticipate our cash needs for the following 12 months to be as follows:

•	$70,000 to complete the development of and prototype units needed to submit for UL Listing prior to our being able to start selling our Smart Load Center.

•	$87,000 to produce 100 seed units

•	$720,000 in day-to-day operating costs [approximately $60,000 per month]

•	$60,000 in costs associated with SEC requirements associated with going public

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We estimate our total need for funds for operations as well as going public in the next 12 months is $937,000. Accordingly, as we anticipate an average monthly burn rate of no more than $60,000, excluding prototype units, seed units and going public costs during the next 12 months, and approximately $78,000 including such costs. We will not have sufficient funds available to fund all of our operational and SEC related expenses as set forth above during the next 12 months unless we raise additional capital. We have no contract, agreement or commitment to raise additional funds. If we do not raise additional funds, implementation of our business plan will be delayed.

Our corporate website is www.koolbridgesolar.com. Nothing on our website is a part of this prospectus.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d)	the date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.'.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

As of the date of this prospectus, we had 28,748,408 shares of common stock outstanding.

Selling shareholders are offering up to 2,535,000 shares of common stock. The selling shareholders will offer their shares at $1.00 per share until our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $60,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There is no guarantee that our stock will ever be quoted on the OTCQB. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

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Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

	Year ended December 31,
Statements of Operations Data:	2015	2014	2013
Revenues	$-	$-	$-
Costs and expenses:
Amortization	36,797	18,354
Research and development	115,826	1,679
General and administrative	612,474	195,726	715
Total costs and expenses	765,097	215,759	715

Operating loss	(765,097)	(215,759)	(715)

Other expenses:
Interest expense	29,063	17,083	-
Total other expenses	29,063	17,083	-

Net loss before income taxes	(794,160)	(232,842)	(715)

Income taxes	-	-	-

Net (loss)	$(794,160)	$(232,842)	$(715)

Net (loss) per share	$(0.03)	$(0.01)	-

Selected Balance Sheet Data:	At December 31, 2015

Cash, cash equivalents and short-term investments	$604,220
Total assets	1,407,009
Current liabilities	166,511
Note payable, net of current portion	638,227
Total liabilities	804,738
Total stockholder's' equity	602,271

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RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

Under certain circumstances, we may lose the right to use the technology which is essential for us to have made and to sell our existing product under development and future products we may want to develop using this technology. If we lose the right to use this essential technology, we could be forced to cease operations and investors will lose their entire investment.

We currently have an agreement with Dr. Paul Dent, Technology Consultant and Director, to use three US patents granted and nine other US patents filed with an additional three international patent applications filed on the technology developed by Dr. Dent that are used in our Smart Load Center product. Under the Agreement, we have the right to acquire, and use while we are in the process of acquiring, these patents and patent applications and any future technology for "Solar Energy Systems and Devices" [a term undefined in the agreement] developed by Dr. Dent during the term of the Agreement. If we do not make required payments under the Agreement, we could end up owning only a pro-rated percentage of this intellectual property based upon the percentage of required payments we had made to Mr. Dent under the Agreement. The Agreement, described in detail in "Business" below, contains other terms and conditions and circumstances under which we would lose the rights to use this technology. If we lose the right to use this technology, or if we only own a part and not all of this technology, our potential to generate revenues could be reduced or eliminated.

If we do not secure UL Listing for our Smart Load Center, we will not be able to sell this product eliminating the primary source of revenues and causing the potential loss of your entire investment.

Before we can sell our Smart Load Center, we must submit a prototype for UL Listing, which we anticipate we will do in 2Q16 after the prototype has been completed. We will need to secure UL Listing before we can sell our product which we currently anticipate will occur by early 2017. If we do not secure UL Listing for our Smart Load Center, we will not be able to sell this product eliminating the primary source of revenues and causing the potential loss of your entire investment.

The loss of governmental solar energy incentives such as tax credits available to customers who might purchase our solar products could result in the decrease of sales and revenues.

There are many federal, state and local incentives such as tax credits that have been a boon to the renewable energy market and offer solar energy tax credits and rebates to encourage homeowners to switch to renewable energy to lower their energy usage and switch to solar power. The amount of the solar rebates varies by program, but some are generous enough to cover up to 35% of someone's solar power system cost. These incentives dramatically lower the cost of a solar panel system or energy efficiency project. These solar tax credits and rebates often make solar power less expensive than power from the utility company. The tax incentives currently available may expire. Other incentives are programs designed to reward early adopters of solar power and energy efficiency, so the energy rebate amount per home continues to drop as the allocated funds are consumed. At some point, there may not be any incentives available to the public which could significantly reduce our sales and revenues.

Although we have engaged in operational activities since inception, we have not yet generated operational revenues, meaning that we have an evolving and unpredictable business model and the management of growth and we may never generate operating revenues.

Although we have engaged in operational activities since inception, our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth due to future advances in technology and methods or processes by our competitors. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offerings, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

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We have generated no revenues from operations, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of March 31, 2016 we have not generated revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.

We are a development stage company and are in the process of developing our products. Consequently, we have not generated revenues as of the date of this prospectus. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2016. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern. The continuation of our business as a going concern is dependent upon the continued financial support from our stockholders.

There is uncertainty regarding our ability to implement our Plan of Expanded Operations as described above and to grow our business to a greater extent than we can with our existing financial resources, also described above, without additional financing. We have no agreements, commitments or understandings to secure additional financing at this time. Our long-term future growth and success is dependent upon our ability to commence selling our products, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to commence selling our products, generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our Plan of Expanded Operations as described above and grow our business to a greater extent than we can with our existing financial resources, also described above.

Industry Risks

Specialized solar-related equipment is an emerging yet competitive industry and many of our competitors have greater resources that may enable them to compete more effectively.

We will compete with several domestic and international companies that offer a range of specialized solar-related equipmentproducts similar to our own or that compete in the same market. Some of our competitors have greater resources than we do, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines, and new, more efficient competitors may enter the market. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Our targeted customer base is diverse and we face a challenge in adequately meeting each group's needs.

Because we will serve multiple types of customers from residential to commercial to solar farms, we must work constantly to understand the needs, standards and technical requirements of several different customer groups and must devote significant resources to developing products for their interests. If we do not accurately predict our customers' needs and expectations, we may expend valuable resources in developing products that do not achieve broad acceptance across the markets.

Our success depends on adoption of our products by our various types of potential customers, and if these potential customers do not accept and acquire our products then our revenue will be severely limited.

The major customer groups to whom we believe our products will appeal, residential and commercial users as well as solar farms may not embrace our products. Acceptance of our products will depend on several factors, including: cost, ease of use, familiarity of use, convenience, timeliness, strategic partnerships, and reliability. If we fail to adequately meet our customers' needs and expectations, our product offerings may not be competitive and our ability to commence or continue generating revenues could be reduced. We also cannot be sure that our business model will gain wide acceptance among all targeted customer groups. If the market fails to continue to develop, or develops more slowly than we expect, our ability to commence or continue generating revenues could be reduced.

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Competing forms of specialized solar-related equipment may be more desirable to consumers or may make our products obsolete.

There are currently several different competing specialized solar-related equipment technologies that are being marketed to our potential customers. Further development of any of these technologies may lead to advancements in technology that will make our products obsolete. Consumers may prefer alternative technologies and products. We cannot guarantee that solar power users who will be using our equipment will continue to grow within the industry as a whole. Any developments that contribute to the obsolescence of our products may substantially impact our business reducing our ability to commence or sustain generating revenues.

Our current or future suppliers and/or component or third party product assemblers could fail to fulfill our orders for our solar products system components or assemble our finished products for sale on a timely basis, which could disrupt our business, increase our costs, and could potentially cause us to lose our market.

We anticipate that we will initially depend on one third party manufacturer located in Research Triangle Park, North Carolina to assemble all the parts for our Smart Load Center This firm will depend upon approximately 100 parts suppliers to supply it with the parts necessary to assemble our Smart Load Center. We have no written agreement with any parts suppliers or assembly firms, and ordering from this assembly firm will be on a purchase order basis only.

These suppliers/assemblers could fail to supply parts or assemble the Smart Load Centers to our specifications or in a workmanlike manner and may not deliver the systems on a timely basis. Our suppliers/assemblers must also obtain inventories of the necessary parts and tools for production. If our suppliers/assemblers fail to deliver products when ordered, we may not be able to fulfill customer orders on a timely basis and our reputation could be harmed and revenues reduced. Any change in assemblers could disrupt or delay our ability to fulfill orders for our solar products while we search for alternative supply sources, provide specifications, and test initial production, and our business prospects, results of operations and financial condition could be materially and adversely affected.

Damage claims against our products could reduce our sales and revenues.

If any of our products are found to cause injury or damage, the Company could suffer financial damages. We have not had significant claims for damages or losses from our products to date. The Company does not carry products liability insurance currently. Any claims for damages related to the products we will sell could damage our reputation and reduce our revenues.

If we are unable to protect our proprietary and technology rights our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies, including the patents and patents pending under our Agreement with Dr. Dent. Our failure to adequately protect our proprietary rights may adversely affect our operations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use trade secrets or other information that we regard as proprietary. Based on the nature of our business, we may or may not be able to adequately protect our rights through patent, copyright and trademark laws. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. In addition, litigation may be necessary in the future to:

•	Enforce intellectual property rights;

•	Protect our trade secrets;

•	Determine the validity and scope of the rights of others; or

•	Defend against claims of infringement or invalidity.

Any such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of litigation is inherently difficult to predict and we may not prevail in any litigation in which we become involved.

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Local utilities could take action that would impact our estimated consumer savings.

Because the Smart Load Center will reduce the consumer's need to be on grid, utility companies could take action that increases the cost on electrical service they provide for homes having solar power options. Such actions could reduce our estimated consumer savings and have an unfavorable impact on the consumer demand for our product.

Risks Related to Management and Personnel

We depend heavily on our members of senior management, Stephen Burnett, Chairman and CEO, William F. Griffin, President & Chief Operating Officer (COO); Robert "Bob" Belts, Chief Financial Officer (CFO), Larry Zirbel, Chief Technology Officer (CTO), Phil Johnston, Vice-Chairman, Secretary and Chief Legal Officer (CLO), and Technology Consultant Paul Dent. The loss of any of our members of senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of Stephen Burnett, Chairman and CEO, William F. Griffin, President & COO; Bob Belts, CFO, Larry Zirbel, Chief Technology Officer; and Phil Johnston, Vice-Chairman, Corporate Secretary and Chief Legal Officer, and Technology Consultant Dr. Paul Dent. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled employees in addition to our current senior management and consultant, our business could suffer. Loss of the services of Stephen Burnett, Chairman and CEO, William F. Griffin, President & COO; Bob Belts, CFO, Larry Zirbel, Chief Technology Officer; and Phil Johnston, Vice-Chairman, Corporate Secretary and Chief Legal Officer, and Technology Consultant Dr. Paul Dent could significantly deplete our institutional knowledge held by our existing senior personnel. We depend on the skills and abilities of these key employees/consultants in managing the product's development, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Only two of our senior management and directors have any background in solar products, engineering or industrial design, or experience selling solar products which could adversely affect our ability to implement our business plan and commence generating revenues.

With the exception of William F. Griffin, President & COO, and Bob Belts, our CFO, none of our other senior management and directors, Stephen Burnett, Chairman and CEO; Larry Zirbel, Chief Technology Officer; and Phil Johnston, Vice-Chairman, Secretary and Chief Legal Officer, and Dr. Paul Dent, Chief Scientist, all of whom with the exception of William F. Griffin and Bob Belts are also Directors, has any background in solar products, industrial design, or experience selling solar products. However, Dr. Paul Dent, Founder and Technology Consultant, Larry Zirbel, CTO, and Phil Johnston, Vice-Chairman, do have extensive backgrounds in microelectronics, albeit not solar. Their lack of experience in these areas could adversely affect our ability to implement our business plan and commence generating revenues.

All members of operational management are acting under independent contractor agreements, which affects our relationship with them.

All members of operational management are acting under independent contractor agreements, which affects our relationship with them. For them to be independent contractors, the IRS provides that our control over them must be limited. Thus we have less control over them and the implementation of our business plan that we would have if they were employees.

Because some members of our management will not devote full time to our business, our ability to implement our business plan may be impaired.

Larry Zirbel, Chief Technology Officer, will only devote 40% of his time and Phil Johnston, Secretary and Chief Legal Officer, will only devote 90% of his time to our business. Bob Belts, CFO, will only devote approximately 75% of his time to our business initially. Because they will not devote full time to our business, our ability to implement our business plan may be impaired.

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Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCQB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

If our stock is ever quoted on an OTC or other stock market, we will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called "penny stocks" to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that if we become an SEC reporting company and secure a qualification for quotation for our securities on an OTC Market, our common stock will become a "penny stock", and we will become subject to Rule 15g-9 under the Exchange Act, or the "Penny Stock Rule". This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 9,678,408 shares of our common stock held by non-affiliates and 19,070,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

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We intend that 2,535,000 of our shares currently held by non-affiliates and to a limited extent by certain affiliates will be registered with the SEC. However, the remaining non-affiliate shares as well as all of the affiliates' shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an independent director on the Board, shareholders will have to rely on our directors and officers, none of whom are independent. Accordingly, members of our audit and compensation committees are not independent.

We have an audit committee comprised of two of our directors and our CFO who is not a director. We do have a compensation committee comprised of three directors. As no members of these committees are independent directors, there is a potential conflict in that board members and officers who are not board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders are the beneficial owners of approximately 66% of our outstanding voting securities. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of a December 31 fiscal year end, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Special Information Regarding Forward Looking Statements

Some of the statements in this Prospectus are "forward-looking statements." These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments, other than as required by law. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer and as an issuer of penny stocks. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

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USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The price of the shares we are offering was arbitrarily determined based upon the prior offering price in our private placement. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

•	our lack of revenues

•	our growth potential

•	the price at which we sold our shares in our most recent exempt offering

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or is affiliated with a broker-dealer. All selling security holders may be deemed underwriters.

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Name of Shareholders	Total Shares Owned	Shares Registered	Remaining Shares if All Registered Shares Sold [1]	% Before Offering	% After Offering	Material Relationship with Company
Dr. Paul W. Dent	7,800,000	50,000	7,750,000	27.1%	27.0%	Officer/Director
Larry D. Zirbel	2,000,000	50,000	1,950,000	7.0%	6.8%	Officer/Director
Curt Thornton	1,005,139	50,000	955,139	3.5%	3.3%	Senior Mechanical Engineer since inception
John Stephen Burnett*	6,930,000	50,000	6,880,000	24.1%	23.9%	Officer/Director
Jeffrey SooHoo	502,569	50,000	452,569	1.7%	1.6%	Software/Electrical Engineer from inception to mid- 2015
Martin Wachtel	76,000	50,000	26,000	0.3%	0.1%
Greyson Quarles	52,500	50,000	2,500	0.2%	0.0%
Richard L. Moore	30,000	30,000	-	0.1%	0.0%
Irvin Warren	137,500	50,000	87,500	0.5%	0.3%
Henry Lawrence Sanderson III	337,500	50,000	287,500	1.2%	1.0%
Michael Ramsey	400,000	50,000	350,000	1.4%	1.2%
Bob Newell	100,000	50,000	50,000	0.3%	0.2%
Christian B. Johnston**	35,000	35,000	-	0.1%	0.0%
J. Phillips L. Johnston, J.D.**	1,800,000	50,000	1,750,000	6.3%	6.1%	Officer/Director/ Attorney
Edward H. Green, III***	220,000	50,000	110,000	0.8%	0.4%	Patent Attorney
Joseph A. Latore	40,000	40,000	-	0.1%	0.0%
Paul Wilson	100,000	50,000	50,000	0.3%	0.2%
Ken Gilbert	100,000	50,000	50,000	0.3%	0.2%	Master Electrician
Judge Gilbert H. Burnett*	100,000	50,000	50,000	0.3%	0.2%
Nancy S. Pope	80,000	50,000	30,000	0.3%	0.1%
Bill Millis ****/*****	2,000,000	50,000	1,950,000	7.0%	6.8%
William "Bill" Griffin	500,000	50,000	450,000	1.7%	1.6%	Officer/Director
Robert "Bob" Gosselin	72,000	50,000	22,000	0.3%	0.1%
Melvin E. Thornton	10,000	10,000	-	0.0%	0.0%
Dallas Romanowski	87,800	50,000	37,800	0.3%	0.1%
Arthur B. "Chip" Mayo	194,400	50,000	144,400	0.7%	0.5%	DOE Grant Writer
Yawei Ma	600,000	50,000	550,000	2.1%	1.9%
Michael T. Williams, Esq.	250,000	50,000	200,000	0.9%	0.7%	Securities Attorney
Sandra Lynn Burnett*	100,000	50,000	50,000	0.3%	0.2%
David S. McDaniel	100,000	50,000	50,000	0.3%	0.2%
M. Alex Sagel	20,000	20,000	-	0.1%	0.0%
Anne L. Carter Trust f/b/o Bill Millis ****/*****	2,000,000	50,000	1,950,000	7.0%	6.8%
David O. Hinton	20,000	20,000	-	0.1%	0.0%
James C. Berry	20,000	20,000	-	0.1%	0.0%
Parks Family Leasing, LLC, Lawrence Parks, Principal	1,000,000	50,000	950,000	3.5%	3.3%
Rheumell Jones Prangley	50,000	50,000	-	0.2%	0.0%
Timothy C. Harris	100,000	50,000	50,000	0.3%	0.2%
Clifford T. Leath	50,000	50,000	-	0.2%	0.0%
Ricky L. Blake	100,000	50,000	50,000	0.3%	0.2%
William H. Petree, Jr.	50,000	50,000	-	0.2%	0.0%
Katherine W. Petree	50,000	50,000	-	0.2%	0.0%
Bruce M. Babcock	100,000	50,000	50,000	0.3%	0.2%
Gregory Roux	100,000	50,000	50,000	0.3%	0.2%	Video Production
Thomas M. Patience	100,000	50,000	50,000	0.3%	0.2%
Herman A. Stone	100,000	50,000	50,000	0.3%	0.2%
Andy Blundell	100,000	50,000	50,000	0.3%	0.2%
Doug Jennings	100,000	50,000	50,000	0.3%	0.2%
Robert Belts	40,000	40,000	-	0.1%	0.0%	Officer/Director
Gary Smith	100,000	50,000	50,000	0.3%	0.2%
Bill Mann	84,000	50,000	34,000	0.3%	0.1%
Diversified Trust Company, Jim Millis, Principal *****	400,000	50,000	350,000	1.4%	1.2%
Davinder & Harjeet Mann	84,000	50,000	34,000	0.3%	0.1%
William Ginna	10,000	10,000	-	0.0%	0.0%	Accountant [not affiliated with auditor]
Rose Perez	10,000	10,000	-	0.0%	0.0%
Louise Carpenter	100,000	50,000	50,000	0.3%	0.2%
Katherine Thomas	100,000	50,000	50,000	0.3%	0.2%
Totals	28,748,408	2,535,000	26,213,408	100.0%	91.0%

* John Stephen Burnett and Sandra Lynn Burnett are brother and sister; Judge Gilbert H. Burnett is their father. All disclaim beneficial ownership of each other's.
** Christian B. Johnston and J. Phillips L. Johnston are brothers, each disclaim beneficial ownership of shares of the other's.

*** Held 160,000 shares individually and 60,000 shares in his IRA.

**** Held 1,400,000 shares individually and 600,000 shares as The Anne L. Carter Trust, for the benefit of Bill Millis, each registering 50,000 shares.

***** Bill Millis and Jim Millis are brothers, each disclaim beneficial ownership of shares of the other's.

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Share Issuances

The transactions pursuant to which the shares covered by the registration statement were originally issued, the total consideration received by the Company are as follows:

As reflected in our Articles of Incorporation, as amended, upon formation, we issued 21,500,000 shares to 6 individuals at $.0001 par value, for aggregate consideration of $2,150.

We issued 5,222,800 and 1,588,208 shares of common stock during 2015 and 2014, respectively, of which 562,800 and 200,000 were issued for services during 2015 and 2014 respectively.

During 2014 and the first half of 2015, we offered to sell 2,000,000 shares of common stock in a Private Placement, of which we raised $499,500 by selling 1,998,000 shares of stock to eleven investors for a price of $0.25 per share In 2015, we offered to sell 4,000,000 shares of common stock in a second Private Placement, of which we received $858,000 by selling 3,432,000 shares of stock to 24 investors.

During 2014, we contracted with a consultant, William Griffin, to function as our interim President and Chief Operating Officer. We issued 250,000 shares to the consultant during June 2015, and have recorded non-cash compensation in the amount of $62,500, or $ 0.25 per share for the services provided. We issued this consultant an additional 250,000 shares in January 2016 for services performed in 2015. The value of these services is recorded as non-cash compensation in 2015 in the amount of $62,500, or $0.25 per share for the services provided.

During 2015, one of our founders contributed 450,000 shares of our common stock to treasury for no consideration, which were immediately re-issued for services. The shares were valued at $0.25, the offering price contained in our private placement memorandum.

During 2015, we contracted with a consultant to provide media production. We committed to issue 100,000 shares to the consultant upon project completion and acceptance, which were paid in October 2015. The value of these services is recorded as non-cash compensation in 2015 in the amount of $25,000, or $0.25 per share for the services provided.

During October 2015, we committed to pay a consultant 40,000 shares related to facilitating and coordinating strategic product placement projects with key solar business partners. We issued this consultant shares in 2015 for services performed in 2015. The value of these services is recorded as non-cash compensation in 2015 in the amount of $10,000, or $0.25 per share for the services provided.

In September 2015, we committed to grant stock options in the future to a farm, Parks Family Leasing, LLC, for their participation in a beta test of our products under development. We have issued contingent rights to purchase 1,000,000 options, in 250,000 increments, with each right vested upon the installation of our product on a beta site (and payment of $0.005 per option) within a twenty-four month period from the agreement date. The options, when issued, permit the holder to purchase shares of our common stock at a price of $0.25 per share, and expire on September 8, 2017.

In March 2016, we granted options to purchase 2,000,000 shares of our common stock at a price of $0.25 per share to our interim President and Chief Operating Officer. The options vest over forty-eight (48) months and expire on January 1, 2026.

In March 2016, we granted vested options to purchase 500,000 shares of our common stock at a price of $0.25 per share to our Chief Executive Officer. The options expire on January 1, 2026.

In March 2016, we granted stock options to purchase 1,300,000 shares of our common stock at a price of $0.25 per share to our Chief Technology Officer. Of the options granted, one-half vest immediately, and the remainder vest on January 1, 2017. The options expire on January 1, 2026.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

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Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Markets. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

Selling shareholders are offering up to 2,535,000 shares of common stock. The selling shareholders will offer their shares at $1.00 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. There is no guarantee that our stock will ever be quoted on the OTC Markets.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the Over the Counter Markets, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement. Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Markets Considerations

To be quoted on the OTC Markets, a market maker must file an application, on Form 211, on our behalf in order to make a market for our common stock. As of the date of this prospectus, Glendale Securities, Inc., ("Glendale"), had submitted a Form 211 application to FINRA on our behalf and had received a first round comment letter from FINRA on April 14, 2014.

The OTC Markets is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Markets is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Markets will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Markets rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Markets securities. Investors do not have direct access to the OTC Markets service. For OTC Markets securities, there only has to be one market maker.

OTC Markets transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Markets, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Markets.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Board of Directors elects our executive officers annually. Other than our Chairman and CEO, our Directors are elected for the term of one year, and until their successors are elected and qualified, or until their earlier resignation or removal. Officers also shall be elected for the term of one year, and until their successors are elected and qualified, or until their earlier resignation or removal. Our Chairman and CEO is elected for a period of three years. Our directors and executive officers are as follows:

NAME	AGE	POSITION
John Stephen Burnett	60	Chairman & CEO, Director
William F. Griffin	67	President & COO
Robert "Bob" Belts	66	Chief Financial Officer
Paul W. Dent	73	Director
Lawrence D. Zirbel	55	Chief Technology Officer, Director
J. Phillips L. Johnston	76	Vice-Chairman, Secretary, Chief Legal Officer, Director

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Mr. Burnett joined us in July 2013 as Founder, Chairman, CEO, and Director. From September 1999 to May 2012, he was in Global Technology Licensing and Corporate Secretary of Remote Light, Inc., a fiber optic light company. From December 2012 to December 2014 he was Chairman and CEO of ShareMail, Inc., a social media company. He received a Bachelor of Arts Degree from University of North Carolina-Chapel Hill, 1978. As a member of the Board of Directors, Mr. Burnett contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, especially as it relates to prototype development, human resources, intellectual property and intellectual property licensing. In addition, Mr. Burnett has substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Mr. Griffin joined us initially in October 2014 as a Business Advisor and became Interim President and COO in April 2015 and President and COO in February, 2016. From July 2002 to October 2012, he was Vice President Regional Operations of AMX, an electronic control device manufacturer. He received a BS degree in economics from Niagara University in 1970. Mr. Griffin was an Executive Coach for Cornerstone Business Advisors from February 2013 until April 2015.

Robert "Bob" Belts joined us in October, 2015 as Chief Financial Officer. Prior to joining Koolbridge, from June 2010 to October, 2015, Mr. Belts operated his own consulting and interim management company as a proprietorship. He also worked for Stirling Energy Systems, Inc as Chief Financial Officer from October 2008 to June 2010. Prior to 2008, Mr. Belts has served as CFO for both publicly traded and privately owned companies. Bob has a BBA from the University of Missouri and an MBA from Michigan State University.

Mr. Zirbel joined us in July 2013 as Founder, Chief Technology Officer and Director. Since January 2014 to date, he has been President of Government Software Assurances Corporation, a software company. From May, 2011 to 2014, he was Project Manager and Chief Technology Officer of Clear Village, Inc., a software company. From January, 2009 to May, 2011, he was VP Product Management CAMA, including Business Development and Sales, of Manatron (Now Thompson Reuters). From 1986 to January 2009 he was CEO and founder of Software Techniques, Inc., a software company. He received from University of Illinois a Bachelor of Science, Computer Science, 1983. As a member of the board of directors, Mr. Zirbel contributes his 30+ years of experience in technology, software engineering, and business development as well as a deep understanding of all aspects of corporate go to market strategies, having successfully built and sold one of his former software technology companies to a leading multi-national firm. Mr. Zirbel will not devote full time to our business, as he spends 20 hours a week on the business ofGovernment Software Assurances Corporation and 5 hours a week to Clear Village.

Mr. Johnston joined us in July 2013 as Founder, Corporate Secretary, Chief Legal Officer and Director. He was elected by the Board of Directors of Koolbridge Solar as Vice-Chairman in June, 2015. From December 2012 to July 2013, he was Corporate Secretary and Chief Legal Officer of ShareMail, Inc., a social media company. From May 2009 to December 2012, he was Chairman and CEO of The Center for Board Excellence, Inc., a company using software technology to evaluate corporate governance. He is a member of the North Carolina Bar with education as follows:

•	Duke University, A.B. Economics

•	University of North Carolina Law School, J.D.

•	New York University, Stern School

•	John F. Kennedy School of Government, Senior Managers in Government

•	Stanford University, Directors College

Prior to May 2009, he has practiced corporate governance law at Nexsen Pruet, PLLC, a 197 partner business law firm. Over the last 25 years, he has served as director of five public companies including Adams-Millis (NYSE) for 19 years and five years on their audit committee. He was CEO of Digital Recorders for 9 ½ years which went public on NASDAQ in 1994. He has earned a certificate as a director from National Association of Corporate Directors. As CEO of over 15 technology startup companies, he has significant experience in strategic decision making and the process of developing startup companies. He was Founding Chairman of the North Carolina Technology Association (NCTA), now the largest trade association in North Carolina and was named Entrepreneur of the Year by The Center for Entrepreneurship (CED) in 1999. He will continue to devote approximately 10% of his time to his outside law practice.

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Dr. Paul W. Dent joined us in July 2013 as Founder and Director and also acts as a Consultant in science and patent matters. From July 1990 to January 2010 he was chief scientist at Ericsson, Inc. a mobile communications company. From December 2012 to present, he was the Chief Patent Officer of ShareMail, Inc. a social media company. He received from University of Southampton, Bachelor of Science (Honors) Electronics, 1964; and Doctor of Science Degree, 2002. As a member of the Board of Directors, Dr. Dent contributes his knowledge of electronics, digital signal processing algorithms, solar energy, high efficiency pure sinewave converters, and other matters electronics. He has a deep understanding of smart solar energy technology based on his decades of significant industry experience. Dr. Dent has extensive knowledge of intellectual property protection via patents as well.

Larry Zirbel, Chief Technology Officer, will only devote 40% of his time and Phil Johnston, Vice-Chairman, Secretary and Chief Legal Officer, will only devote 90% of his time to our business. Mr. Belts will only devote 75% of his time to our business initially. Because they will not devote full time to our business, our ability to implement our business plan may be impaired.

Family Relationships

There are no family relationships between or among any of our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years, except as otherwise noted, in any of the following:

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

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The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 710-B Waynick Boulevard, Wrightsville Beach NC 28480, except Mr. Bill Millis, whose business address is C/o Mike Fisher, Diversified Trust Company 300 North Greene Street, Suite 2150, Greensboro, NC 27401.

	Number of Shares of Common stock	Percentage
John Stephen Burnett	6,930,000	24.11%
Dr. Paul W. Dent	7,800,000	27.13
Lawrence W. Zirbel	2,000,000	6.96
J. Phillips L. Johnston	1,800,000	6.26
William "Bill" Millis [1]	2,000,000	6.96
All executive officers and directors as a group [six persons]	19,070,000	66.33%

[1] Held 1,400,000 shares individually and 600,000 shares as The Anne L. Carter Trust, for the benefit of Bill Millis.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 28,748,408 shares of common stock outstanding as of March 31, 2016.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $.0001 par value per share. As of the date of this registration statement, there were 28,748,408 of common stock issued and outstanding held by 57 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

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Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Options and Agreement to Issue Options

In September 2015, we committed to grant stock options in the future to a farm, Parks Family Leasing, LLC, for their participation in a beta test of our products under development. We have issued contingent rights to purchase 1,000,000 options, in 250,000 increments, with each right vested upon the installation of our product on a beta site (and payment of $0.005 per option) within a twenty-four-month period from the agreement date. The options, when issued, permit the holder to purchase shares of our common stock at a price of $0.25 per share, and expire on September 8, 2017.

In March 2016, we granted options to purchase 2,000,000 shares of our common stock at a price of $0.25 per share to our interim President and Chief Operating Officer. The options vest over forty-eight (48) months and expire on January 1, 2026.

In March 2016, we granted vested options to purchase 500,000 shares of our common stock at a price of $0.25 per share to our Chief Executive Officer. The options expire on January 1, 2026.

In March 2016, we granted stock options to purchase 1,300,000 shares of our common stock at a price of $0.25 per share to our Chief Technology Officer. Of the options granted, one-half vest immediately, and the remainder vest on January 1, 2017. The options expire on January 1, 2026.

INTEREST OF NAMED EXPERTS

The financial statements of Koolbridge Solar, Inc. at and for the years ended December 31, 2014 and 2015, included in this prospectus, have been audited by Daszkal Bolton LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The legality of the shares offered under this registration statement is being passed upon by Williams Securities Law Firm, P.A., Tampa, Florida. Michael T. Williams, principal of Williams Securities Law Firm, P.A., owns 250,000 shares of our common stock, of which 50,000 shares are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Certain provisions of North Carolina Law, allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Neither our Certificate of Formation nor our Bylaws provide specifically for indemnification of officers or directors, and as such we may only provide such indemnification as is provided for in North Carolina Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Koolbridge Solar, Inc., or the "Company," is a North Carolina corporation formed on July 26, 2013. Our principal executive office is located at 710-B Waynick Boulevard, Wrightsville Beach, NC 28480. Telephone: 910-274-4760.

Koolbridge Solar, Inc. designs, develops and will sell electrical products that allow solar energy to be integrated into homes in a manner which we believe will be more efficient and economical, potentially reducing energy bills, providing greater energy supply reliability, and promoting clean energy.

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Smart Load Center™

Our first product will be the Smart Load Center™ which is designed to allow a customer with solar power to use both solar and utility based energy in a complimentary fashion. The Smart Load Center maximizes the use of solar energy when the sun is shining and only pulls power from the electrical power grid when solar energy, either direct or from stored backup systems, is not available. Our patent and patent-pending technology includes a microcontroller inside the Smart Load Center that uses algorithms designed to keep the electricity flowing seamlessly, especially during grid outages, and maximize the cost savings for the consumer. It manages the homeowner's energy usage down to each individual circuit breaker level. It also provides information to the homeowner as to where and when energy is being utilized throughout the home.

In the future, we intend for the Smart Load Center to know where smart appliances are located and communicate with them. For example, when there is ample solar energy available, the Smart Load Center will begin the process of starting a dishwasher or clothes dryer. If solar energy is not available and the home is utilizing power from the grid, the Smart Load Center will not start any appliance until the grid power is at its absolute lowest cost of the day, or wait until solar power is available. This feature is designed not only to save money for the homeowner but also to help the utility by not turning on appliances with heavy electrical draw during high demand periods.

Our Smart Load Center is a solar and utility energy breaker box that can automatically select the use of utility power or solar-derived power independently for each of a number of circuit breakers in a panel box based on our proprietary algorithms. The automatic power source selection is made by a microcontroller that uses our proprietary algorithms to switch each electrical circuit based upon:

•	Availability of utility and solar power;

•	Preset user priorities;

•	Battery charge status;

•	Time of day;

•	Instantaneous consumption; and

•	Historical consumption patterns.

The Smart Load Center™ is currently under development and expected to be ready to sell in the first quarter of 2017. Although ultimately we believe that we can sell to residential, commercial, and solar farm customers, initially we will focus on the U.S. residential customers with solar power generating installations. We anticipate an initial retail price of approximately $600 for our Smart Load Center.

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Product Status

In order to have a final, assembled and ready to sell initial Smart Load Center, we first need to do the following:

•	Complete the ten initial prototypes of our Smart Load Center Printed Circuit Board, a key component of the Smart Load Center, and begin testing them in the field.

•	Complete the initial software to be embedded in the microcontroller of our Smart Load Center by the end of 2Q16. We anticipate this will be completed in 2Q16.

•	The User Interface between the Smart Load Center and the customer's personal computer has been tested but is still under development. We anticipate this will be completed by the end of 3Q16.

•	Complete the software to allow multiple smart load centers to work in a large installation. We anticipate that will be accomplished in 3Q16.

•	We are developing a communication port for configuration and testing. We anticipate this will be completed by the end of 3Q16.

•

We will need to give our prototype to Anuva Innovations, a contract manufacturer in Research Triangle Park, NC to make any minor modifications they think are necessary and to then produce samples of our finished product.

•

The next step in the process is to submit the prototype for testing to secure UL Listing, which we anticipate will happen by the end of 2Q16. We will need UL Listing before we can sell our product. We anticipate that we will secure UL Listing by the end of 2Q16.

•

In order to manufacture our product, we will need to acquire approximately 100 different component parts. Initially, we anticipate that we will acquire these parts from approximately 40 different suppliers. We have identified all of these suppliers. Eventually, once we engage a contract manufacturer, it will acquire the parts on our behalf. We do not have and do not anticipate that we will have written agreements with any of these suppliers. Instead, we plan to initially purchase from them on a purchase order basis. Later, the contract manufacturer will acquire the parts.

•

We will then secure third party product assemblers for our product and commence making our products. Although we have held discussions with potential product assemblers, we do not have a binding written contract with them. We do not anticipate any difficulties in securing product assemblers for our products.

Assuming we do not encounter any currently unanticipated obstacles to completing these tasks, we estimate that we will be able to begin to sell our products in early 2017.

Other Potential Business Activities

We anticipate that we may be able to license our technology to other companies. Although we have had discussions with a number of other companies, we do not currently have and there is no assurance that in the future we will ever have any binding contracts, agreements or commitments to license our technology. Until all required payments have been made to Dr. Dent under the Intellectual Property Purchase Agreement, all licensing payments received, if any, will be paid to Dr. Dent.

We have entered into a written agreement with Parks Livestock, a company in the hog industry, to install a Smart Load Center on a hog barn and test its ability to lower electrical costs using solar panels. This agreement includes the future potential of installing a Smart Load Center into the poultry agricultural area, including broilers, laying hens and turkeys.

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We have also developed a working prototype of our Transformerless Pure Sinewave 98% efficient DC to AC 7.2 Kw inverter but we are developing our Smart Load Center first. Our inverter converts Direct Current, or DC, to Alternating Current, or AC. Our inverter has been tested over 1,000 times by Dr. Paul Dent in his workshop/ laboratory. We need to design the mechanical hardware for this inverter before we can take it to UL for testing to secure UL Listing in order to sell the product. We cannot predict when, if ever, we will be able to begin selling this product.

There is no assurance that any or all of these activities will ultimately be successful or further our business plan.

Intellectual Property

We have an Agreement dated June 19, 2014, amended June 1, 2015, for Sale of Intellectual Property and R&D Co-Operation in the Field of Solar Energy Systems and Devices with Dr. Paul W. Dent, our Director. We agreed to buy from Dr. Dent for the sum of $1,000,000 substantially all rights in all patents arising from the following US Patent Applications:

1.	US Patent Application no. 13/103,070 filed 8-MAY-2011 entitled "Solar Energy Conversion and Utilization System"—Status GRANTED

2.	US Patent Application no. 14/062.884 filed 24-OCT-2013 entitled "Improved Solar Energy Conversion and Utilization System", a continuation of (1) above, and

3.	US Patent Application no. 13/225,505 filed 5-SEP-2011, entitled "Potential Arc Fault Detection and Suppression" – Status GRANTED

Under the rights of the Agreement with Dent, the following additional patents and patent applications are now also subject to the terms:

4.	Combiner Having Arc Fault Detection and Suppression--- Filed October 11, 2014, Application no. 14/512,417—Status GRANTED

5.	Rotary Solar Converter (for Solar Farms)—Filed August 29, 2014, Application no. 14/473,557

6.	Smart Appliance Intercommunication—Filed January 29, 2015, Application no. 14/608,207

7.	Addressable Electrical Power Outlets—Filed February 16, 2015, Application no. 14/623,454

8.	Inter Coupling of Micro inverters—Filed June 16, 2015, Application no. 14/740,972

9.	Improved Residential Electrical Energy Installation—Filed June 23, 2015, Application no. 14/747,333

10.	Remote-Controlled Photovoltaic String Combiner—Filed June 24, 2015, Application no. 14/749,339

11.	Inverter Inrush Current Limiting—Filed July 10, 2015, Application no. 14/797,039

12.	Solid State Phase-Splitting Transformer – Filed July, 2015, Application no. 14/808,838

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International Patent Filings:

1.	Rotary Solar Converter – Filed August, 2015, International application no. PCT/US2015/047317

2.	Smart Appliance Intercommunication & Addressable Electrical Power Outlets – Filed January, 2016, International application no. PCT/US2015/047317

3.	Inter Coupling of Microinverters – Filed March, 2016, International application no. PCT/US2016/20406

The right to use the above intellectual property and related rights commenced in July 9, 2014, with our payment of the first installment of $7000 and will terminate after one year unless renewed by the payment of subsequent installments of $7000/month starting on February 2, 2016. We have made all payments on time and on schedule through the date of this filing.

We also are required to pay Dent 3% of gross sales of any and all Koolbridge Solar products and all sums received by us for licensing royalties until his $1,000,000 is paid. Payments may also be made from any other sources such as offering proceeds from the sale of our stock. The rights will become permanent and the above listed patents will be assigned permanently to Koolbridge Solar, Inc. upon completion of the payment of the total sum of $1,000,000.

Dr. Dent has agreed to prepare and file any further US Patent Applications for inventions on behalf of us in the field of Solar Energy Systems and Devices upon re-imbursement of US Patent Office filing fees and agrees to perform all necessary actions to achieve granted and issued status. All patent filing fees have been paid to Dr. Dent by the Company up to the date of this filing. The term "Solar Energy Systems and Devices" means any product that Koolbridge Solar wants to manufacture, distribute, sell, license, install, or otherwise use in implementing its Business Plan that is in any way related to using alternative energy derived from the sun. Rights to said further Patents will pass to Koolbridge Solar, Inc. to the same extent and for the same duration and on the same terms as specified above without additional payment unless Dr. Dent voluntarily assigns his right in the Intellectual Property to Koolbridge Solar. On January 29, 2016, Dr. Dent voluntarily assigned his right in a new international filing to Koolbridge Solar for Smart Appliances and Addressable Electrical Power Outlets. Dr. Dent voluntarily assigned his rights to Koolbridge Solar in two additional international patents, Rotary Solar Converter, Filed August, 2015, and Inter Coupling of Microinverters, filed March, 2016.

Dr. Dent has committed to make available to us all knowledge, designs, drawings and prototypes relating to Solar Energy Systems and Devices available at the date of the Agreement and agrees to assist us to further develop, market, manufacture and sell products embodying the inventions upon re-imbursement of agreed expenses.

Any payments made by us to Dr. Dent towards the $1,000,000 purchase price hereunder will be credited and be prorated towards the ownership of Paul Dent's solar Intellectual Property. In other words, if $250,000 in payments have been made to Dent, we are the deemed owner of 25% of Dent's solar Intellectual Property.

If there is a gap in payment of monthly payments due Dr. Dent under the Agreement, the Company has two years from the date of the last monthly payment to begin making monthly payments again without penalty.

Research and Development

We have no material research and development expenses in prior fiscal years.

Marketing

Koolbridge Solar is deploying two main strategies to introduce our technology into the marketplace:

•

Form alliances with leading residential breaker box manufacturers that are already involved in our targeted space, manufacturers of non-smart, residential breaker boxes. These relationships could include engineering support, financing, manufacturing, and distribution. Although we have engaged in preliminary discussions with such manufacturers, we have no formal contract, agreement or commitment with any of these manufacturers and there is no assurance that we will actually have any formal contract, agreement or commitment with any of these manufacturers in the future.

•

Establish a strategic relationship with companies offering solutions to the residential market, although not specifically in the load center space. Although we have engaged in preliminary discussions with such manufacturers, we have no formal contract, agreement or commitment with any of these manufacturers and there is no assurance that we will actually have any formal contract, agreement or commitment with any of these manufacturers in the future.

•	We may eventually sell direct to customers who contact us directly through tradeshows, salespeople or from our website, however, our two main go-to market strategies are the two listed above.

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Our Competition and Our Market Position

The five main competitors in our business area are breaker/panel box manufacturers like Schneider Electric (owns Square D), Eaton Corporation (owns Cutler Hammer), Westinghouse, Siemens and GE. All of these companies manufacture breaker boxes in which there are no micro controllers like our Smart Load Center which can automatically switch circuit by circuit from solar to the electric grid and then automatically shed load on a prioritized basis when power is reduced for whatever reason.

We will be a small competitor in the industry. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. Koolbridge Solar is a start-up company that has sold no products. We do have three granted US patents and nine pending US patents and three international patent filings on Smart Appliances and Addressable Electrical Outlets, Rotary Solar Converter, and Inter Coupling of Microinverters, to protect our inventions. Although we anticipate that our "smart" breaker boxes incorporating our technology will sell for a few hundred dollars more than "dumb" breaker boxes that don't incorporate our technology, we believe the benefits of our Smart Load Center being the "energy management hub" of the solar home is a sustainable competitive advantage.

Governmental Regulation and Certification: Federal Tax Credits

Established by The Energy Policy Act of 2005, the federal tax credit for residential energy property initially applied to solar-electric systems, solar water heating systems and fuel cells. The Energy Improvement and Extension Act of 2008 extended the tax credit to small wind-energy systems and geothermal heat pumps, effective January 1, 2008.

The Emergency Economic Stabilization Act of 2008, which was signed into law on October 1, 2008, was a boon to the renewable energy market. Not only was the 30% commercial solar investment tax credit extended through 2016, but the same tax credit was also extended to residential installations. Recently, there was federal legislative action that extended the Investment Tax Credit (ITC) and bonus depreciation with clarity through 2021.

Under this legislation, the previous $2,000 cap for residential solar installations was eliminated. As of January 1, 2009, the purchase of a residential solar electric system makes you eligible for a tax credit equal to 30% of the cost of your solar system, including installation. Any complete solar power package, for home or business, qualifies for the 30% Federal Tax Credit. Product purchases that expand your existing solar power system and include at least one solar panel qualifies, as well.

There are many State and Local Incentives that have been a boon to the renewable energy market and offer solar energy tax credits and rebates to encourage homeowners to switch to renewable energy to lower their energy usage and switch to solar power. The amount of the solar rebates varies by program, but some are generous enough to cover up to 35% of someone's solar power system cost. These incentives dramatically lower the cost of a solar panel system or energy efficiency project. These solar tax credits and rebates often make solar power less expensive than power from the utility company.

However, these programs are designed to reward early adopters of solar power and energy efficiency, so the energy rebate amount per home continues to drop as the allocated funds are consumed. At some point, there may not be any incentives available to the public which could affect our business.

UL Listing is the one certification that Koolbridge Solar will need to secure in order to sell its Smart Load Center, Inverter, and other to be developed products here in the US. UL is a global independent safety science company with more than a century of expertise innovating safety solutions from the public adoption of electricity to new breakthroughs in sustainability, renewable energy and nanotechnology. UL helps safeguard people, products and places in important ways. It certifies, validates, tests, inspects, audits, advises and trains. It provides the knowledge and expertise to help customers navigate growing complexities across the supply chain from compliance and regulatory issues to trade challenges and market access. Koolbridge Solar met with two UL employees at the 2015 Solar Tradeshow in Las Vegas and discussed the best approach for getting approval of our products. We met with Maria Surprise, Market Development Manager, and Scott Picco, Staff Engineer and Technical Sales Manager for Commercial and Industrial applications. Koolbridge Solar engaged UL in 4Q15 and hired two additional UL staff engineers, Brian Tatum and Jason Mauldin, to ascertain whether or not the then current Smart Load Center design would meet UL inspection guidelines. After spending 7 hours with one of the UL staff engineers, including going over the UL Codebook and taking specific measurements of the Smart Load Center, Koolbridge was told that there was nothing material about our design that would prevent us from obtaining UL Listing, however, some re-design of the Smart Load Center would be necessary to meet UL guidelines necessary to secure this Listing. We have completed this re-design.

We have also met with Anova Innovations, a contract manufacturer, that has a dedicated employee who does nothing but work on UL Listing. Although Koolbridge does not have a formal agreement with Anuva or UL at the current time, we know what we need to do to get UL Listing and we are working towards that goal. We expect to be able to submit our Smart Load Center for testing to secure UL Listing by the end of 2Q16.

Personnel

We have no employees. All six members of management and five other technical and administrative personnel are independent contractors.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management's Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; competition; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Koolbridge Solar, Inc. designs, develops and will sell electrical products that allow solar energy to be integrated into homes in a manner which we believe will be more efficient and economical, potentially reducing energy bills, providing greater energy supply reliability, and promoting clean energy.

Our first product will be the Smart Load Center™ which is designed to allow a customer with solar power to use both solar and utility based energy in a complimentary fashion. The Smart Load Center maximizes the use of solar energy when the sun is shining and only pulls power from the electrical power grid when solar energy, either direct or from stored backup systems, is not available. Our patent and patent-pending technology includes a microcontroller inside the Smart Load Center that uses algorithms designed to keep the electricity flowing seamlessly, especially during grid outages, and maximize the cost savings for the consumer. It manages the homeowner's energy usage down to each individual circuit breaker level. It also provides information to the homeowner as to where and when energy is being utilized throughout the home.

Through the four quarters of 2015, our focus was on the continuing development of our Smart Load Center™, which is currently expected to be ready to sell in early 2017, with an initial focus on the U.S. residential customers with solar power generating installations.

Key to product launch is completion of twenty prototype Smart Load Center™ units that should enable us to obtain UL Listing and develop a third party manufacturing supply base. We expect to achieve UL Listing during 2Q16 or 3Q16. We have held meetings with potential third party manufacturers during 2015 and 1Q16. We expect to continue to meet with potential candidates throughout 2016.

We are an "emerging growth company" ("EGC") that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act ("the JOBS Act"), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commission's (SEC's) reporting and disclosure rules (See "Emerging Growth Companies" section above). We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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Results of Operations

We are a development stage company and are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this Prospectus. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2016.

Our Net Loss for 2015 was $794,160 reflecting expenses incurred for the period. Expenses through December 31, 2015 consist of general and administrative expenses, including professional services, travel, advertising and office related expenses that total $612,474, research and development expense of $115,826, amortization of $36,797 and interest of $29,063. Our Net Loss for the period of 2014 was $232,842 and reflecting General and administrative expense of $195,726, research and development expense of $1,679 and amortization of $18,354. Interest expense for the period was $17,083. Our loss increased by $561,318, reflecting the need to spend more in administrative areas necessary to secure funding for the business, the need to build an infrastructure to meet our goal of having salable units in 2017 and to meet the requirements of having the shares of stock in our company traded in public markets. Research and development expenses also increased as we progressed toward developing prototype units and prepare for a production ready design. Interest and amortization increased year over year, reflecting a full year in 2015 versus a partial year in 2014.

Stock Based Compensation

We use the fair value based method of accounting for stock based compensation for stock issued to independent consultants and contractors. We measure these shares at fair value determined at the issuance date, and recognize the expense over periods in which the related services are rendered. During the fiscal year ended December 31, 2015, 1,012,800 shares were issued for services with a value of $253,200.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Liquidity and Capital Resources

Cash Flows used in Operating activities through December, 2015 were $541,880, reflecting our net loss for the period of $794,160, offset by $36,797 of non-cash expenses, stock based compensation of $253,200 and cash used in working capital items of $(37,717).

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Cash flow provided by financing activity totaled $1,099,462, reflecting our capital raises during 2015, less payments on a note payable to Dr. Paul Dent.

There were no capital expenditures or other cash flows related to investing activity.

As of March 31, 2016, Koolbridge Solar has approximately $523,000 in cash in its bank account. Since our inception of July 26, 2013 to December 31, 2015, we have spent $722,568 on the organization of our business and the development of our initial product and planned future activities.

Our anticipated cash needs for the following 12 months are as follows:

•	$70,000 to complete the development of prototype units needed for testing to secure UL Listing prior to our being able to start selling our Smart Load Center.
•	$87,000 to produce 100 seed units
•	$720,000 in day-to-day operating costs [approximately $60,000 per month]
•	$60,000 in costs associated with SEC requirements associated with going public

We estimate our total need for funds for operations as well as going public in the next 12 months is $937,000. Accordingly, we anticipate an average monthly burn rate of no more than $60,000, excluding prototype units, seed units and going public costs during the next 12 months, and approximately $78,000 including such costs. We will not have sufficient funds available to fund all of our operational and SEC related expenses as set forth above during the next 12 months unless we raise additional capital. We have no contract, agreement or commitment to raise additional funds. If we do not raise additional funds, implementation of our business plan will be delayed. In the longer term, failure to meet goals in connection with our product launch plan or unfavorable changes in capital markets would have negative consequences for our liquidity position and present risks to our ongoing business activity.

We are a development stage company and are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this prospectus. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2016. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern.

DESCRIPTION OF PROPERTY

Our primary business address is 710-B Waynick Boulevard, Wrightsville Beach NC 28480 in space provided by our CEO at no cost.

We currently rent the following property:

•	Address: 2 Davis Drive Research Triangle Park, NC 27709
•	Number Of Square Feet: 100
•	Name Of Landlord: First Flight Venture Center
•	Term Of Lease: Two years beginning May 15, 2015 Monthly Rental: $500 beginning May 15, 2015 through May 14, 2016, at which time the monthly lease payments increase to $600.

This property is adequate for all of the Company's currently planned activities and our rent has been pre-paid through December 31, 2016.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have independent contractor agreements with Messrs. Burnett, Griffin, Belts, Johnston, Zirbel and have paid them the amounts for fiscal years 2014 and 2015 to the extent applicable, as described in "Executive Compensation," below.

As described in "Business - Intellectual Property", above, we have an Agreement dated May 15, 2014, amended June 1, 2015, for Sale of Intellectual Property and R&D Co-Operation in the Field of Solar Energy Systems and Devices with Dr. Paul W. Dent, our Director. We agreed to buy from Dr. Dent for the sum of $1,000,000 substantially all rights in all patents arising from the certain named and future-covered Patent Applications set forth in the Agreement. Under the terms of the Agreement, we have made payments of $98,000 from the date of the Agreement to March 31, 2016.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

32

OTC Markets Qualification for Quotation

To have our shares of Common Stock on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our Common Stock. We have not held any discussions with any Market Maker to date. There is no guarantee that our stock will ever be quoted on the OTC Markets.

Sales of our common stock under Rule 144

There are 9,678,408 shares of our common stock held by non-affiliates and 19,070,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

We intend that 2,535,000 of our shares currently held by non-affiliates and to a limited extent by certain affiliates will be registered with the SEC. However, the remaining non-affiliate shares as well as all of the affiliates' shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 57 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective until before December 31, 2016 as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2016, including a Form 10-K for the year ended December 31, 2016, assuming this registration statement is declared effective before that date. At or prior to December 31, 2016, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2016. If we do not file a registration statement on Form 8-A at or prior to December 31, 2016, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Markets, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

33

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to the five highest paid named executive officer for the Company's last two completed fiscal years for all services rendered to the Company.

Name and principal position	Year	Salary ($) Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen Burnett, CEO	2015	84,000	-	-	-	-	-	84,000
	2014	84,000	-	-	-	-	-	84,000

Bill Griffin, President/CEO	2015	24,000	-	-	-	-	-	24,000
	2014	0	-	-	-	-	-	0

Phil Johnston, CLO	2015	43,200	-	-	-	-	-	43,200
	2014	43,200	-	-	-	-	-	43,200

Larry Zirbel, Chief	2014	0	-	-	-	-	-	0
Technology Officer	2015	0	-	-	-	-	-	0

Robert Belts, CFO	2015 [1]	10,000	-	-	-	-	-	10,000

[1] For the period from October 1, 2015 when he joined the Company until December 31, 2015.

We have written Independent Contractor Agreements with Stephen Burnett, Chairman and CEO, William F. Griffin, President & COO; Bob Belts, CFO; and Larry Zirbel, Chief Technology Officer. We also have a legal retainer agreement with Phil Johnston as Vice-Chairman, Secretary and Chief Legal Officer.

Stephen Burnett

Our independent contractor agreement with Mr. Burnett provides for the following:

•	The Agreement commenced May 15, 2014 and continues for not less than three years at which time it will be renewed by mutual agreement.
•

Salary of $7,000 per month, or $ 84,000 per year, will begin to be paid at the beginning of eachmonth. Upon the completion of his first full year of employment by the Company, the Board of Directors may re-evaluate his salary. The Salary may thereafter be increased from time to time at the sole discretion of the Board of Directors and shall be payable in accordance with the customary payroll practices of the Company. On March, 2015, he was paid $28,000 in aggregate past salary compensation due from May 15, 2014.

•	No bonus until Company revenues have reached the $1,000,000 revenue mark on an annualized basis
•

Benefits of (i) family health & family dental insurance, and the Company shall reimburse him, for any deductibles applicable thereto, up to an annual maximum of $10,000; (ii) term life insurance with a policy limit in the amount up to $500,000; (iii) car allowance in the amount of $1,000 per month; (iv) monthly cell phone service;( v ) a401 - Korlikeplan with matching fund stobe determined by the Board of  Directors . The family benefits listed here in are in exchange of  Employee paying for his North Carolina home of f ice expenses on behalf of  the company. All benefits will be paid on a mo nthly basis .

•

SeveranceBenefits as follows: If his employment is terminated by the Companywithout cause (as defined below), the Company will pay him his Salary for the balance ofhis initial three year contract, or for the length of his non-compete if it is longer than his contract,and all stock options will vest immediately if there are any. Payment of the remaining Salarywillbe made within 30 days in a lump-sum payment. Cause shall exist in the eventof any one or more of the following: (1) His willful, material and irreparable breach of thisAgreement; (2) His negligence in the performance or intentional non-performance ofany of his duties and responsibilities hereunder; (3) His willful dishonesty, fraudormisconduct with respect to the business or affairs of the Company; (4) His convictionof a felony. In the event of a termination for Cause, as enumerated above, he shall haveno right to any severance compensation. If employee is terminated for cause, no non-competeshallapply,without mutually agreed to compensation. Any termination for cause will require awritten notification to the employee with a 30-day period to cure, excluding acts of fraud.

•

Noncompetition. During the term of his employment, and for a period of two (2) years after the termination or cessation of his employment with the Company, regardless of manner or cause of termination, Employee agrees that he will not: (a) engage in, manage, operate, control or supervise, or participate in the management, operation, control or supervision of, any business or entity which provides products or services competitive with those then currently provided by the Company; (b) be employed in a position or be engaged in any business that provides products or services competitive with those then currently provided by the Company, performing substantially the same work as he performed while employed by the Company pursuant to this Agreement or otherwise; or (c) have any ownership or financial interest, directly or indirectly, in any entity which provides products or services competitive with those then currently provided by the Company , including, without limitation, as an individual, partner, shareholder (other than as a shareholder of a publicly-owned corporation in which Employee owns less than 10% of the outstanding shares of such corporation), officer, director, employee, member, associate, principal, agent, representative or consultant, and shall not in any other manner, directly or indirectly, compete to any extent with such business of the Company. There are similar Restrictions on Solicitation of Customers and Employees. This is limited to the following area: within the following geographical areas: (a) each country in which the Company markets its products to existing or prospective customers at any time during the Period of Employment; (b) each country in which customers of the Company reside at any time during the Period of Employment; (c) the United States of America; (d) all those states to the east of the Mississippi River; (e) each state in which the Company markets its products to existing or prospective customers at any time during the Period of Employment; (f) each state in which customers of the Company reside at any time during the Period of Employment; and (g) the State of North Carolina.

•	Confidentiality, Non-Disclosure and Company's right to inventions are also covered in the Agreement.

34

Bill Griffin

We currently have an updated Agreement dated February, 2016, with Bill Griffin, as an independent contractor acting as full-time President and Chief Operating Officer. Under the Agreement, Mr. Griffin will:

•	Continue to work with the Koolbridge Team and accelerate the Koolbridge Business Plan, and other terms to be agreed upon;
•	Participate and begin implementation of Phase 3 listed in the Advisory Agreement #1 which includes the following terms:

•	Create and adhere to Board approved annual budgets;
•	Grow the business and maximize its potential for the shareholders;
•	Present and speak at the annual Koolbridge Shareholder meetings;
•	Attend trade shows;
•	Other initiatives that will maximize shareholder value;
•	Help the company to maximize its potential;
•

Manage all Go-To-Market Strategies and Initiatives including securing sales and strategic alliances with Schneider Electric, Eaton, GE, Samsung, Westinghouse, Google, Apple, Solar City, and/or Electric Power Research Institute (EPRI), etc.

•	Continue to work with the CEO on business strategies.
•	Attend Energy Summit meetings via the Research Triangle CleanTech Cluster and other potential conventions/meetings on a case by case basis.

Under the Initial Agreement, he has already received 250,000 shares of common stock in the Company. Under the Updated Agreement, he received an additional 250,000 shares of common stock in January, 2016. He was to be paid $2,000 per month beginning April 1, 2015 through December 31, 2015 and then continuing through December 31, 2016.

The Agreement may be terminated by either party with a 30-day notice. If this Agreement is terminated by either party, all stock will be prorated from the date of termination.

Phil Johnston

We have an agreement with Phil Johnston to provide legal and corporate governance services for three years beginning May 15, 2014 for a monthly retainer of $3,600, all of which is for legal services as members of the Board do not get compensated except for travel reimbursement. The agreement automatically renews unless terminated in writing within 60 days prior to the May 15, 2017 anniversary date by either party. In the event of the sale of the Company, the Agreement remains in place until May 15, 2017.

Larry Zirbel

Our mutually agreed Term Sheet with Larry Zirbel executed March 11, 2016 provides the following:

Basic Engagement Terms:

1-	Work with the Company as Vice President of Product Development through January 1, 2017.

2-	Will not work exclusively for the Company

3-

Terminate employment at any time with a 30 day written notice to the other party. If terminated for other than cause, he will receive two (2) month's salary, at the current pay rate, and all options that would vest on a prorated basis through the end of the month of termination and non-vested options would be forfeited.

4-	The stock option program herein will be in addition to all prior stock granted to date.

5-	Parties agree to use binding arbitration in the event of a dispute.

35

Tasks and Responsibilities:

6-	Zirbel will manage the engineering staff and be responsible for meeting the technical deadlines set forth by the company within the budget allocated for product development.

7-	KBS management will work with Zirbel to establish milestones and budgets for Product Development.

Compensation:

8-	the Company and Zirbel agree that compensation will be a combination of cash, stock and/or stock options in such a manner as to preserve cash and mitigate tax consequences.

9-	This Agreement will begin immediately upon approval of both the Company and Zirbel and be retroactive to January 1, 2016.

•	the Company will grant Zirbel 1,300,000 stock options in the Company at .25 cents per share.
•	650,000 Options will vest at immediately upon approval of this term sheet.
•	650,000 Options will vest on January 1st, 2017.
•	Upon termination for cause, all non-vested options are forfeited.
•	If terminated for other than cause, refer to #3 under Basic Engagement Terms in this document.
•	Stock options will expire 10 years from the grant date.

10-	the Company will pay Zirbel a salary of $800 per month from January 1, 2016 through December 31st, 2016.

Liquidity Event:

11-	All stock options not vested at the date of an acquisition or merger will vest immediately upon the completion of that transaction.

Robert Belts

We have a Consulting Agreement with Addendum with Mr. Belts as follows:

•

Belts will serve as Chief Financial Officer (CFO) of the Company which responsibilities will include customary CFO duties for the Company on an as needed basis. Included are duties for the Company as a private company and the duties for the Company as a public company, when that occurs. Belts agrees he will work exclusively for the Company during the term of this agreement.

•	Belts fees for consulting services will be $100.00 per hour worked.
•

Belts will be issued 160,000 shares of the Company stock valued as of April 1, 2016 at $0.25 per share or total value of $40,000: $25,000 of the total is for CFO services for the 2016 calendar year. $15,000 of the total is for specific accounting services. These services may extend into 2017 or may be increased during 2016 as the work scope warrants.

•	Either party may terminate the engagement for any reason at any time with ten days' notice.

36

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END December 31, 2015

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen Burnett, CEO	0	0	0			0	0	0	0
Bill Griffin, President/COO	0	0	0			0	0	0	0
Phil Johnston, CLO	0	0	0			0	0	0	0
Larry Zirbel, Chief Technology Officer	0	0	0			0	0	0	0
Robert Belts, CFO	0	0	0			0	0	0	0

No option awards, unexercised options, unvested stock awards or equity incentive plan awards were granted to our named executive officers during fiscal year ended at December 31, 2015.

The option awards, unexercised options, unvested stock awards or equity incentive plan awards have granted to our named executive officers during fiscal year ended at December 31, 2016 are as follows:

•

In March 2016, we granted options to purchase 2,000,000 shares of our common stock at a price of $0.25 per share to our interim President and Chief Operating Officer. The options vest over forty-eight (48) months and expire on January 1, 2026.

•	In March 2016, we granted vested options to purchase 500,000 shares of our common stock at a price of $0.25 per share to our Chief Executive Officer. The options expire on January 1, 2026.
•

In March 2016, we granted stock options to purchase 1,300,000 shares of our common stock at a price of $0.25 per share to our Chief Technology Officer. Of the options granted, one-half vest immediately, and the remainder vest on January 1, 2017. The options expire on January 1, 2026.

Director Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named directors by the Company during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Stephen Burnett	$0	$0	$0	$0	$0	$0	$0
Paul W. Dent	$0	$0	$0	$0	$0	$0	$0
Lawrence D. Zirbel	$0	$0	$0	$0	$0	$0	$0
J. Phillips L. Johnston	$0	$0	$0	$0	$0	$0	$0

This Table excludes all compensation deemed Executive Compensation above.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

37

FINANCIAL STATEMENTS

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Koolbridge Solar, Inc.

Wrightsville Beach, NC 28480

We have audited the accompanying balance sheets of Koolbridge Solar, Inc. (the "Company") at December 31, 2015 and 2014, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2015 and 2014. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Koolbridge Solar Inc at December 31, 2015 and 2014, and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has sustained recurring losses since inception and has working capital and accumulated deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

March 23, 2016

F-2

Koolbridge Solar, Inc.

Balance Sheets

December 31, 2015 and 2014

	2015	2014

Assets
Current assets:
Cash	$604,220	$46,638
Prepaid expenses	58,995	43,715
Total current assets	663,215	90,353

Intangible assets, net	680,794	717,591

Deferred public offering costs	63,000	-

Total assets	$1,407,009	$807,944

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$6,056	$-
Accrued expenses	103,231	68,724
Note payable to related party, current portion	57,224	40,773
Total current liabilities	166,511	109,497

Note payable to related party, net of current portion	638,227	702,615

Commitments and contingencies

Total liabilities	804,738	812,112

Stockholders' equity:
Common stock $0.0001 par value: 100,000,000 shares authorized; 27,811,008 and 22,588,208 shares issued and outstanding, respectively	2,781	2,259
Additional paid-in capital	1,660,207	242,530
Stock subscription receivable	(33,000)	(15,400)
Accumulated deficit	(1,027,717)	(233,557)
Total stockholders' equity (deficit)	602,271	(4,168)

Total liabilities and stockholders' equity	$1,407,009	$807,944

 See accompanying notes to financial statements.

F-3

Koolbridge Solar, Inc.

Statements of Operations

For the Years Ended December 31, 2015 and 2014

	2015	2014

Revenues	$-	$-

Costs and expenses:
Amortization	36,797	18,354
Research and development	115,826	1,679
General and administrative	612,474	195,726
Total costs and expenses	765,097	215,759

Operating loss	(765,097)	(215,759)

Other expenses:
Interest expense	29,063	17,083
Total other expenses	29,063	17,083

Net loss before income taxes	(794,160)	(232,842)

Income taxes	-	-

Net loss	$(794,160)	$(232,842)

 See accompanying notes to financial statements.

F-4

Koolbridge Solar, Inc.

Statements of Changes in Stockholders' Equity (Deficit)

For the Years Ended December 31, 2015 and 2014

	Common Stock		Additional	Treasury	Subscription	Accumulated
	Shares	Amount	Paid-In Capital	Stock	Receivable	Deficit	Total

Balance at December 31, 2013	$21,000,000	$2,100	$-	$-	$(400)	$(715)	$985

Stock issued for cash	1,388,208	139	192,550	-	(15,000)	-	177,689

Stock issued for services	200,000	20	49,980	-	-	-	50,000

Net loss	-	-	-	-	-	(232,842)	(232,842)

Balance at December 31, 2014	22,588,208	2,259	242,530	-	(15,400)	(233,557)	(4,168)

Stock issued for cash	4,660,000	466	1,164,533	-	(33,000)	-	1,131,999

Collection of subscription receivable	-	-	-	-	15,400	-	15,400

Contribution of shares by founder (450,000)	-	-	112,500	(112,500)	-	-	-

Stock issued for services (1,012,800)	562,800	56	140,644	112,500	-	-	253,200

Net loss	-	-	-	-	-	(794,160)	(794,160)

Balance at December 31, 2015	$27,811,008	$2,781	$1,660,207	$-	$(33,000)	$(1,027,717)	$602,271

 See accompanying notes to financial statements.

F-5

Koolbridge Solar, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2015 and 2014

	2015	2014

Cash flows from operating activities:
Net loss	$(794,160)	$(232,842)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	36,797	18,354
Non-cash interest expense	-	14,850
Stock-based compensation	253,200	50,000
Changes in assets and liabilities:
Prepaid expenses	(15,280)	(43,715)
Deferred public offering costs	(63,000)
Accounts payable	6,056
Accrued expenses	34,507	68,724
Net cash used in operating activities	(541,880)	(124,629)

Cash flows from investing activities:
Intellectual property	-	(2,720)
Net cash used in investing activities	-	(2,720)

Cash flows from financing activities:
Principal reductions of note payable	(47,937)	(4,687)
Collection of subscription receivable	15,400	-
Proceeds from issuances of stock	1,131,999	177,689
Net cash provided by financing activities	1,099,462	173,002

Net increase in cash	557,582	45,653

Cash, beginning of year	46,638	985

Cash, end of year	$604,220	$46,638

Supplemental disclosure of cash flow information:
Cash paid for interest	$29,063	$2,452
Acquisition of intellectual property for note payable	$-	$733,225

 See accompanying notes to financial statements.

F-6

Koolbridge Solar, Inc.

Notes To Financial Statements

Note 1 – Description of Business

Koolbridge Solar, Inc. ("we" or "the Company"), was incorporated in the state of North Carolina on July 26, 2013. Our principal business is to design, develop and sell innovative electrical products that allow energy to be integrated into homes more efficiently and economically, to reduce energy cost, and to provide greater supply reliability.

Note 2 – Summary of Significant Accounting Policies

The financial statements have been prepared on the basis of accounting generally accepted in the United States of America ("GAAP"). A summary of our significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Use of Estimates

The preparation of our financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

Our financial statements are prepared using GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as shown in the accompanying financial statements, we have sustained substantial losses from our development operations since inception and have no current source of revenue. In addition, we have used, rather than provided, cash in our operations.

It is our plan in this regard to obtain additional working capital through equity financings. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Cash and Cash Equivalents

We consider all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents. Any amounts of cash in financial institutions which exceed Federal Deposit Insurance Corporation ("FDIC") insured limits expose us to cash concentration risk. The Company has no cash equivalents, and had a $372,180 cash balance in excess of the FDIC insured limits of $250,000 at December 31, 2015.

F-7

Koolbridge Solar, Inc.

Notes To Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Intellectual Property

Intellectual property consists of patents and other proprietary technology acquired by us and is stated at cost, and amortized on a straight-line basis over the estimated useful lives of the assets.

Accounting for Stock-Based Compensation

We use the fair value-based method of accounting for stock-based compensation for stock issued to independent consultants and contractors. We measure these shares at fair value determined at the issuance date, and recognize the expense over the periods in which the related services are rendered.

Financial Instruments

The carrying amount of our financial instruments, including cash and accrued expenses, approximate their fair values at December 31, 2015 and 2014. The carrying amount of our note payable approximates fair value as it has been discounted to reflect a market rate of interest.

Long-Lived Assets

We review long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management performs an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. We recognize an impairment loss if the carrying value of the asset exceeds the expected future cash flows. There were no deemed impairments of our long-lived assets during 2015 and 2014.

Income Taxes

We recognize deferred income taxes for differences between financial reporting and tax basis of assets and liabilities at the enacted statutory tax rates in effect for the years in which the temporary differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. We evaluate the realizability of deferred tax assets, and establish a valuation allowance for deferred tax assets when it is more likely than not that a future benefit on such deferred tax assets will not be realized.

We recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. We recognize interest and penalties accrued related to unrecognized tax benefits in its income tax (benefit) provision in the accompanying statements of operations.

F-8

Koolbridge Solar, Inc.

Notes To Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Recent Accounting Developments

In June 2014, the Financial Accounting Standards Board issued Accounting Standards update 2014-10 which, among other things, eliminates the definition of a "Development Stage Entity" from the Codification and the special accounting previously required for entities in the development stage. We elected to adopt early and apply the provisions of ASU 2014-10 to these financial statements.

Other accounting pronouncements issued but not effective until after December 31, 2015 are not expected to have a significant effect on our financial condition, results of operations, or cash flows.

Date of Management's Review

The financial statements reflect management's consideration to events and transactions through March 23, 2016, the date these financial statements were available to be issued.

Note 3 – Intangible Assets

During 2014, we acquired "substantially all rights" to certain patents and patent applications, past, present and future from a related party. These rights include the right to design, develop, manufacture, and sell products and systems incorporating the patents/inventions, the right to license to other parties, the right to file foreign and US derivative applications, and the right to take any steps necessary to prevent unlicensed infringement by other parties.

The following table summarizes the Company's intellectual property at December 31, 2015 and 2014.

December 31, 2015
	Average	Carrying	Accumulated	Net Carrying
	Useful Life	Amount	Amortization	Amount

Patents	20	$733,225	$54,992	$678,233
Legal costs	20	2,720	159	2,561
Total intangible assets		$735,945	$55,151	$680,794

December 31, 2014
	Average	Carrying	Accumulated	Net Carrying
	Useful Life	Amount	Amortization	Amount

Patents	20	$733,225	$18,331	$714,894
Legal costs	20	2,720	23	2,697
Total intangible assets		$735,945	$18,354	$717,591

F-9

Koolbridge Solar, Inc.

Notes To Financial Statements

Note 3 – Intangible Assets, continued

These rights are being amortized on a straight-line basis over the estimated economic useful lives of the underlying patents. Amortization expense was $36,797 and $18,354 for the years ended December 31, 2015 and 2014, respectively. The estimated aggregate future amortization expense is as follows:

Year ending December 31,

2016	$36,797
2017	36,797
2018	36,797
2019	36,797
2020	36,797
Thereafter	496,809
$680,794

Note 4 – Indebtedness

In connection with our acquisition of the patent rights, we committed to make installment payments aggregating to $1,000,000 to a related party. We have discounted this amount to its present value using an interest rate of 4%, the prevailing long-term loan rate at June 2014. Amortization of the discount is being recorded as interest expense. The terms of the agreement require monthly installments of $7,000, plus 3% of sales, and all sums received for licensing royalties and fees and compensation awarded for infringement, until the $1,000,000 has been repaid in full. Repayment can be accelerated at any time at our discretion. Should any of the payments fall into arrears due to lack of funds, we will have a grace period of two years from the last installment payment to bring the payments current without loss of rights under the agreement.

Note 5 – Equity

Common Stock

We have 100,000,000 shares of common stock authorized with a par value of $0.0001. Each share of common stock has one vote per share for the election of directors and all other items submitted to a vote of stockholders.

We issued 5,222,800 and 1,588,208 shares of common stock during 2015 and 2014, respectively, of which 562,800 and 200,000 were issued for services during 2015 and 2014 respectively.

During 2014 and the first half of 2015, we offered to sell 2,000,000 shares of common stock in a Private Placement, of which we raised $499,500 in proceeds. In 2015, we offered to sell 4,000,000 shares of common stock in a second Private Placement, of which we received $858,000 for the issuance of 3,432,000 shares of stock. The second Private Placement was completed in early 2016.

F-10

Koolbridge Solar, Inc.

Notes To Financial Statements

Note 5 – Equity, continued

Common Stock, continued

During 2015, one of our founders contributed 450,000 shares of our common stock to treasury, which were immediately re-issued for services. The shares were valued at $0.25, the offering price contained in our private placement memorandum.

Share – Based Compensation

During 2014, we contracted with a consultant to function as our interim President and Chief Operating Officer. We issued 250,000 shares to the consultant during June 2015, and have recorded non-cash compensation for the services provided. We issued this consultant an additional 250,000 shares in January 2016 for services performed in 2015. The value of these services is recorded as non-cash compensation in 2015.

During 2015, we contracted with a consultant to provide media production. We committed to issue 100,000 shares to the consultant upon project completion and acceptance, which were paid in October 2015.

During October 2015, we committed to pay a consultant 7,000 shares a month related to facilitating and coordinating strategic product placement projects with key solar business partners. We issued this consultant shares in January 2016 for services performed in 2015. The value of his services is recorded as non-cash compensation in 2015.

Stock Options

In September 2015, we committed to grant stock options in the future to a farm for their participation in a beta test of our products under development. We have issued contingent rights to purchase 1,000,000 options, in 250,000 increments, with each right vested upon the installation of our product on a beta site (and payment of $0.005 per option) within a twenty-four month period from the agreement date. The options, when issued, permit the holder to purchase shares of our common stock at a price of $0.25 per share, and expire on September 8, 2017.

Note 6 – Income Taxes

At December 31, 2015, we have net operating loss carryforwards in the amount of approximately $1,028,000 available to offset future taxable income through 2034. We have established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

Generally, we remain subject to U.S. federal and state tax examinations for all tax years.

F-11

Koolbridge Solar, Inc.

Notes To Financial Statements

Note 7 – Commitments and Contingencies

Lease

We lease a small business incubator space from an unrelated third party. During 2015, we executed a two (2) year lease that can be terminated with a 30-day notice, with a base rent of $500 per month beginning May 15, 2015 through May 14, 2016, at which time the monthly lease payments increase to $600. Rent expense was $3,860 for 2015.

Future minimum lease payments under the lease agreement are as follows:

Year ending December 31,

2016	$6,650
2017	3,300
$9,950

Note 8 – Subsequent Events

Subsequent to December 31, 2015, we issued 568,000 shares of common stock for cash in the amount of $142,000, and 369,400 common shares for services.

In March 2016, we granted options to purchase 2,000,000 shares of our common stock at a price of $0.25 per share to our interim President and Chief Operating Officer. The options vest over forty-eight (48) months and expire on January 1, 2026.

In March 2016, we granted vested options to purchase 500,000 shares of our common stock at a price of $0.25 per share to our Chief Executive Officer. The options expire on January 1, 2026.

In March 2016, we granted stock options to purchase 1,300,000 shares of our common stock at a price of $0.25 per share to our Chief Technology Officer. Of the options granted, one-half vest immediately, and the remainder vest on January 1, 2017. The options expire on January 1, 2026.

F-12

PROSPECTUS – SUBJECT TO COMPLETION DATED APRIL 29, 2016

Koolbridge Solar, Inc.

Selling shareholders are offering up to 2,535,000 shares of common stock. The selling shareholders will offer their shares at $1.00 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Markets.

Dealer Prospectus Delivery Obligation

Until _____ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Sections 55-8-50 through 55-8-58 of the NCBCA permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation's best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director, officer, employee or agent has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director, officer, employee or agent under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with a proceeding in which a person was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney's fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

Further, Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification.

Finally, Section 55-8-57 of the NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party.

Our Articles of Incorporation, Bylaws and Employment Agreement with Mr. Burnett contain indemnification provisions consistent with Nevada law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee*	$500
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses*	$17,500
Miscellaneous	$12,000
Total*	$60,000

______________

* Estimated Figure

39

RECENT SALES OF UNREGISTERED SECURITIES

As reflected in our Articles of Incorporation, as amended, upon formation, we issued 21,500,000 shares to 6 individuals at $.0001 par value, for aggregate consideration of $2,150.

We issued 5,222,800 and 1,588,208 shares of common stock during 2015 and 2014, respectively, of which 562,800 and 200,000 were issued for services during 2015 and 2014 respectively.

During 2014 and the first half of 2015, we offered to sell 2,000,000 shares of common stock in a Private Placement, of which we raised $499,500 by selling 1,998,000 shares of stock to eleven investors for a price of $0.25 per share In 2015, we offered to sell 4,000,000 shares of common stock in a second Private Placement, of which we received $858,000 by selling 3,432,000 shares of stock to 24 investors.

During 2014, we contracted with a consultant, William Griffin, to function as our interim President and Chief Operating Officer. We issued 250,000 shares to the consultant during June 2015, and have recorded non-cash compensation in the amount of $62,500, or $ 0.25 per share for the services provided. We issued this consultant an additional 250,000 shares in January 2016 for services performed in 2015. The value of these services is recorded as non-cash compensation in 2015 in the amount of $62,500, or $0.25 per share for the services provided.

During 2015, one of our founders contributed 450,000 shares of our common stock to treasury for no consideration, which were immediately re-issued for services. The shares were valued at $0.25, the offering price contained in our private placement memorandum.

During 2015, we contracted with a consultant to provide media production. We committed to issue 100,000 shares to the consultant upon project completion and acceptance, which were paid in October 2015. The value of these services is recorded as non-cash compensation in 2015 in the amount of $25,000, or $0.25 per share for the services provided.

During October 2015, we committed to pay a consultant 40,000 shares related to facilitating and coordinating strategic product placement projects with key solar business partners. We issued this consultant shares in 2015 for services performed in 2015. The value of these services is recorded as non-cash compensation in 2015 in the amount of $10,000, or $0.25 per share for the services provided.

In September 2015, we committed to grant stock options in the future to a farm, Parks Family Leasing, LLC, for their participation in a beta test of our products under development. We have issued contingent rights to purchase 1,000,000 options, in 250,000 increments, with each right vested upon the installation of our product on a beta site (and payment of $0.005 per option) within a twenty-four month period from the agreement date. The options, when issued, permit the holder to purchase shares of our common stock at a price of $0.25 per share, and expire on September 8, 2017.

In March 2016, we granted options to purchase 2,000,000 shares of our common stock at a price of $0.25 per share to our interim President and Chief Operating Officer. The options vest over forty-eight (48) months and expire on January 1, 2026.

In March 2016, we granted vested options to purchase 500,000 shares of our common stock at a price of $0.25 per share to our Chief Executive Officer. The options expire on January 1, 2026.

In March 2016, we granted stock options to purchase 1,300,000 shares of our common stock at a price of $0.25 per share to our Chief Technology Officer. Of the options granted, one-half vest immediately, and the remainder vest on January 1, 2017. The options expire on January 1, 2026.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

40

We believed that Section 4(2) of the Securities Act of 1933 was available because:

None of these issuances involved underwriters, underwriting discounts or commissions.
Restrictive legends were and will be placed on all certificates issued as described above.
The distribution did not involve general solicitation or advertising.
The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

Access to all our books and records.
Access to documents relating to our operations

The opportunity to obtain any additional information, including information relating to all of our agreements with third parties which  were only oral and not written, to the extent we possessed such information, and including all information necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

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EXHIBITS

Item 3

1	Articles of Incorporation

2	Amended Articles of Incorporation

3	Bylaws - Koolbridge Solar, Inc.

Item 4

1	Form of common stock Certificate of Koolbridge Solar, Inc. (1)

Item 5

1	Legal Opinion of Williams Securities Law Firm, P.A. *

Item 10

1	Griffin Agreement, as updated
2	Burnett Agreement
3	Johnston Agreement
4	Belts Agreement, as updated
5	Zirbel Agreement
6	Intellectual Property/Dent Agreement
7	Audit Committee Charter
8	Compensation Committee Charter

Item 23

1	Consent of Daszkal Bolton LLP

2	Consent of Williams Securities Law Firm, P.A. (included in Exhibit 5.1) *

* To be filed by amendment

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

 ____________

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

42

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the securities act of 1933;

II.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

III.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the securities act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the securities act of 1933 to any purchaser: Each prospectus filed pursuant to rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on rule 430b or other than prospectuses filed in reliance on rule 430a, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the securities act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

43

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wrightsville Beach, NC on April 29, 2016.

Koolbridge Solar, Inc.

NAME	SIGNATURE	POSITION	DATE
Stephen Burnett	/s/ Stephen Burnett	Principal Executive Officer	April 29, 2016

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

NAME	SIGNATURE	POSITION	DATE
Stephen Burnett	/s/ Stephen Burnett	Principal Executive Officer and Director	April 29, 2016
Robert "Bob" Belts	/s/ Robert Belts	Chief Financial Officer and Principal Accounting Officer	April 29, 2016
Lawrence D. Zirbel	/s/ Lawrence D. Zirbel	Director	April 29, 2016
J. Phillips L. Johnston	/s/ J. Phillips L. Johnston	Director	April 29, 2016
Paul W. Dent	/s/ Paul W. Dent	Director	April 29, 2016

44